EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2005 Results

Earnings Conference Call at 11 AM Today

NORCROSS, Ga., Aug. 11, 2005 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today its financial results for the second quarter and year-to-date periods ended June 30, 2005.

For the three months ended June 30, 2005, the company recorded revenue of $4.7 million, a 39 percent increase compared to revenue of $3.3 million for the same period in 2004. Net income for the three-month period in 2005 was $695,000 or $0.16 per basic share ($0.15 per diluted share), a significant improvement compared to a net loss of $2.2 million or $0.49 per basic and diluted share in 2004.

For the six-month period ended June 30, 2005, the company recorded revenue of $8.2 million, a 4 percent increase compared to the same period last year. Net income for the six month period in 2005 was $476,000 or $0.11 per basic share ($0.10 per diluted share), compared to a net loss of $3.0 million or $0.68 per basic and diluted share in the six-month period of 2004.

The increase in revenue in the second quarter of 2005 compared to the same period last year reflects both an increase in software license revenue as well as professional services and software maintenance revenue at the company's VISaer and QS Technologies subsidiaries. The company reduced its loss from operations by 86 percent and 43 percent in the three- and six-month periods ended June 30, 2005, respectively, compared to the loss from operations in the corresponding periods in 2004 as a result of growing revenue while reducing the company's total costs and expenses.

In the second quarter and year-to-date periods ended June 30, 2005, the company recorded investment income of $914,000 and $1,956,000, respectively, reflecting principally cash distributions from ISC Guernsey, a minority-owned entity that realized a significant gain from the sale of stock in a U.K.-based company in 2004. The company does not expect any additional cash distributions from ISC Guernsey in the future.

At June 30, 2005, the company's balance sheet includes $5.8 million in current net deferred revenue comprised of amounts recorded by its four consolidated subsidiaries, net of associated costs, that are expected to be recognized as revenue within the next twelve months.

Conference Call Information

As announced previously, Intelligent Systems has scheduled a conference call for today at 11 AM EDT to discuss the results of the second quarter and year-to-date periods for 2005. The call-in number is 877-226-7144. A transcript of the conference call is expected to be available by the end of business today by logging onto www.intelsys.com and clicking on the webcast icon. The replay will be available for twelve months.

About Intelligent Systems Corporation

For thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com), (an industrial products company). Since 1990, the company has operated the Intelligent Systems Incubator, an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except share amounts)

                        Three Months Ended         Six Months Ended
                             June 30,                  June 30,
                        2005         2004          2005        2004
 ------------------------------------------------------------------
 Revenue
  Products        $   2,820    $   1,786     $   4,883    $   5,013
  Services            1,842        1,557         3,358        2,942
 ------------------------------------------------------------------
   Total revenue      4,662        3,343         8,241        7,955
 ------------------------------------------------------------------
 Cost of revenue
  Products              869          804         1,732        1,789
  Services              980          707         1,849        1,517
 ------------------------------------------------------------------
   Total cost of
    revenue           1,849        1,511         3,581        3,306
 ------------------------------------------------------------------
 Expenses
  Marketing             601          687         1,142        1,347
  General &
   administrative       800          914         1,759        1,809
  Research &
   development        1,675        2,102         3,302        4,202
 ------------------------------------------------------------------
 Loss from
  operations           (263)      (1,871)       (1,543)      (2,709)
 ------------------------------------------------------------------
 Other income:
  Interest income
   (expense)             12           (5)           18           (8)
  Investment income
   (loss), net          914(b)      (371)(a)     1,956(c)      (371)(a)
  Equity in earnings
   of affiliates         19           51            36           13
  Other income
   (losses), net         13           (9)           21           50
 ------------------------------------------------------------------
 Income (loss)
  before income
  tax provision         695       (2,205)          488       (3,025)
 ------------------------------------------------------------------
 Income tax
  provision              --           --            12           --
 ------------------------------------------------------------------
 Net income
  (loss)          $     695    $  (2,205)    $     476    $  (3,025)
 ==================================================================
 Basic net income
  (loss) per
  share           $    0.16    $   (0.49)    $    0.11    $   (0.68)
 ==================================================================
 Diluted net
  income (loss)
  per share       $    0.15    $   (0.49)    $    0.10    $   (0.68)
 ==================================================================
 Basic weighted
  average shares  4,478,971    4,478,971     4,478,971    4,478,971
 ==================================================================
 Diluted weighted
  average shares  4,628,183    4,478,971     4,638,043    4,478,971
 ==================================================================

 a. Includes $256,000 gain on investment offset by $627,000
    investment write-down.
 b. Includes gain of $1.1 million offset by $161,000 write-down.
 c. Includes gain of $2.1 million  offset by $161,000 write-down.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                       June 30,          December 31,
                                         2005               2004
 --------------------------------------------------------------------
 ASSETS                               (unaudited)
 --------------------------------------------------------------------
 Current assets:
   Cash                                 $ 1,431            $   670
   Accounts receivable, net               3,592              2,931
   Inventories                              741                653
   Other current assets                     486                217
 --------------------------------------------------------------------
    Total current assets                  6,250              4,471
 --------------------------------------------------------------------
 Long-term investments                    4,659              4,879
 Property and equipment,
  at cost less accumulated
  depreciation                              879                781
 Intangibles, net                         2,666              2,748
 Other assets, net                           17                 25
 --------------------------------------------------------------------
 Total assets                           $14,471            $12,904
 ====================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 --------------------------------------------------------------------
 Current liabilities:
   Short-term borrowings                $   300            $   267
   Accounts payable                         835                867
   Deferred revenue                       5,793              4,895
   Accrued payroll                        1,212                928
   Accrued expenses and other
    current liabilities                     560                552
 --------------------------------------------------------------------
    Total current liabilities             8,700              7,509
 --------------------------------------------------------------------
 Total long-term liabilities                263                310
 --------------------------------------------------------------------
 Minority interest                        1,516              1,516
 --------------------------------------------------------------------
 Total stockholders' equity               3,992              3,569
 --------------------------------------------------------------------
 Total liabilities and
  stockholders' equity                  $14,471            $12,904
 ====================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com